UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2006

Commission file number	Exact name of Registrant as specified in its charter, State of incorporation, Address and Telephone number	IRS Employer Identification No.

1-14766	Energy East Corporation	14-1798693
(Incorporated in New York)
52 Farm View Drive
New Gloucester, Maine 04260-5116
(207) 688-6300
www.energyeast.com

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers; Compensatory Arrangements of
Certain Officers

          On December 29, 2006, the Board of Directors of Energy East Corporation (the “Corporation”) approved an Amended and Restated Employment Agreement with Wesley W. von Schack, the Chief Executive Officer of the Corporation, effective as of December 31, 2006.  The Amended and Restated Agreement was recommended to the Board of Directors by the Corporation’s Compensation and Management Succession Committee.

           The Amended and Restated Employment Agreement supercedes the terms and conditions of his existing employment agreement and contains the following material changes to the prior employment agreement.

          1.   Termination Compensation

          The Amended and Restated Employment Agreement provides that he will not be eligible for severance payments on termination of his employment prior to the end of the term of the agreement.  The prior employment agreement had provided for severance payments equal to three (3) years salary plus bonus if his employment was terminated prior to the end of the term, by him for good reason or by the Corporation without cause. The Amended and Restated Employment Agreement also eliminates in its entirety the Corporation’s gross-up payment obligation in the event any amount paid or distributed to him constituted a parachute payment under Internal Revenue Code Section 280G.

           2.   Compliance with Section 409A of the Internal Revenue Code

           The Amended and Restated Employment Agreement includes a new section that provides that all payments made under the Amended and Restated Employment Agreement or any of the Corporation’s benefit plans are intended to be made in order to avoid the application of excise tax, penalties and interest under Section 409A of the Internal Revenue Code (“Section 409A”) and authorizes the Corporation to adjust the timing of any payment (by delaying such payment a minimum of six (6) months) to avoid the application of such excise tax, penalties and interest.

           The prior employment agreement provided that he could continue to participate in the health and welfare benefit plans for active employees for a three (3) year period if his employment was terminated prior to the end of the term by him for good reason or by the Corporation without cause.  Consistent with Section 409A compliance, the Amended and Restated Employment Agreement eliminates the Corporation’s obligation to continue participation in the health and welfare plans for active employees after termination from employment.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY EAST CORPORATION
(Registrant)

Date: December 29, 2006	By:	/s/ Robert D. Kump
Robert D. Kump Vice President, Controller & Chief Accounting Officer